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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent ot the use of our reports dated February 11, 1994 covering the consolidated financial statements of Trump's Castle Associates and subsidiary and the accompanying schedules of Trump's Castle Associates and subsidiary and to all references to our firm, included in or made part of this registration statement.






                                                           ARTHUR ANDERSEN & CO.

Roseland, New Jersey
May 4, 1994